NIESSEN, DUNLAP & PRITCHARD, P.C.
             Certified Public Accountants & Business Consultants
                      590 Bethlehem Pike, P.O. Box 606
                            Colmar, PA 18915-0606
                    (215) 997-7200  Fax (215) 997-7295





                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated January 29, 1997, in this annual report on Form 10-KSB for D.H. Marketing & Consulting, Inc.

                                    /s/ NIESSEN, DUNLAP & PRITCHARD, P.C.
                                    NIESSEN, DUNLAP & PRITCHARD, P.C.

Colmar, Pa.
March 12, 1997